UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 1, 2013

SUPERMEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 25, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of SuperMedia Inc. (the “Company”) established the performance objectives and other terms for the 2013 performance measurement period under the 2013-2014 Cash Long Term Incentive Plan (the “2013 Cash LTI Plan”), established pursuant to the Company’s 2009 Long-term Incentive Plan.  The 2013 Cash LTI Plan provides for a payment of incentive compensation to each of the Company’s executive officers and to other eligible employees.  Awards made pursuant to the 2013 Cash LTI Plan will be evidenced by, and subject to the terms and provisions of, award agreements, a form of which was approved by the Committee on April 1, 2013. The foregoing description of the form of 2013 Cash LTI Plan award agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Employee Award Agreement pursuant to the SuperMedia Inc. 2013 Cash Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

	By:		/s/ Cody Wilbanks
		Name:	Cody Wilbanks
		Title:	Executive Vice President —
General Counsel and Secretary

Date: April 4, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Employee Award Agreement pursuant to the SuperMedia Inc. 2013 Cash Long-Term Incentive Plan.